UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 11, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with First Solar, Inc. (“First Solar”) and First Solar Asset Management, LLC, a wholly-owned subsidiary of First Solar (“Seller”), to acquire a 34% interest in a substantially completed, 300 MW photovoltaic solar generating facility located in San Bernardino, California (the “Stateline Project”) for aggregate consideration of $329.5 million (the “Acquisition”). A subsidiary of Southern Company owns the other 66% interest in the Stateline Project and controls the governing board of the project. The Acquisition is expected to close on or about December 1, 2016, subject to customary closing conditions.

Consideration for the Acquisition is comprised of (i) a cash payment by OpCo to Seller of $279.5 million, up to $6.7 million of which may be delayed until December 31, 2016, and (ii) the delivery of a promissory note of OpCo to Seller in the principal amount of $50.0 million (the “Note”). OpCo expects to fund the Acquisition with a combination of cash on hand, the Note and borrowings under OpCo’s existing credit facility.

The Purchase Agreement contains customary representations, warranties and covenants of OpCo and Seller. Seller and OpCo have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods. First Solar has agreed to guarantee the obligations of Seller, subject to certain limitations.

The terms of the Acquisition were approved by the board of directors (the “Board”) of the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and independent legal counsel to assist in evaluating the Acquisition.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 14, 2016, the Partnership issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 and in Exhibit 99.1 shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1	Purchase and Sale Agreement dated November 11, 2016 by and among First Solar Asset Management, LLC, 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated November 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: November 14, 2016

INDEX TO EXHIBITS

Number	Description
2.1	Purchase and Sale Agreement dated November 11, 2016 by and among First Solar Asset Management, LLC, 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated November 14, 2016.

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